FILED
In the Office of the
Secretary of State of Texas

JUN 25 2007

Corporations Section

ARTICLES OF AMENDMENT
TO THE
ARTICLES OF INCORPORATION
OF
FIRST METROPLEX CAPITAL, INC.

Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act (the "Act"), the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation.

ARTICLE 1

The name of the corporation is First Metroplex Capital, Inc.

ARTICLE 2

The following amendment to the Articles of Incorporation was adopted by the shareholders of the corporation on June 13, 2007 to change the name of the corporation to T Bancshares, Inc.

Article I of the Articles of Incorporation is hereby amended in its entirety to read as follows:

ARTICLE I

The name of the corporation is T Bancshares, Inc.

ARTICLE 3

This amendment has been approved in the manner required by the Act and the constituent documents of the corporation.

DATED: June 19, 2007

FIRST METROPLEX CAPITAL, INC.

By: [signature]
Patrick Adams
President and Chief Executive Officer